UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 12, 2010, we held our annual and special meeting of stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Election of Directors

At the annual and special meeting, our stockholders voted on the election of our directors with the following votes:

	For	Withheld	Against	Discretion	Broker Non-Votes
Jay Hutton	16,057,415	1,250,000	0	217,500	0
Aron Buchman	17,187,415	120,000	0	217,500	0
Sean O’Mahony	17,197,415	110,000	0	217,500	0

As a result, Jay Hutton, Aron Buchman and Sean O’Mahony were elected as directors of our company for a one-year term expiring on the day of the 2011 meeting of stockholders.

Appointment of Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants

At the annual and special meeting, our stockholders ratified the selection of Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants, as auditors of our company with the following votes:

For	Against	Withheld	Discretion	Broker Non-Votes
17,306,715	0	700	217,500	0

Auditors’ Remuneration

At the annual and special meeting, our stockholders authorized the directors of our company to fix the auditors’ remuneration with the following votes:

For	Against	Withheld	Discretion	Broker Non-Votes
17,306,715	0	700	217,500	0

Approval of Increase the Authorized Number of Common Shares

At the annual and special meeting, our stockholders voted in favour a resolution to amend the Articles of Incorporation of our company by filing a Certificate of Amendment with the Secretary of State of Nevada to increase the authorized number of common shares issuable by our company from 100,000,000 common shares to 200,000,000 common shares with the following votes:

For	Against	Withheld	Discretion	Broker Non-Votes
17,192,215	115,200	0	217,500	0

However, under the laws of the State of Nevada, we require a majority of our issued and outstanding common shares to vote in favour of the amendment. As such, this resolution did not pass. We anticipate we will seek the written consent of the shareholders holding a majority of our issued and outstanding common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By: /s/Jay Hutton
       Jay Hutton
       Chief Executive Officer and Director
       Dated: November 23,  2010